May 29, 2013

Mr. Michael L. Mooney

10914 E. 35th

Spokane Valley, WA 99205

Re:    Termination of Association/Affiliation/Employment

Dear Michael:

We represent MPM Technologies, Inc. (“MPM Technologies”), a Washington corporation, and Carbon Cycle Investments, LLC (“CCI”), a Washington limited liability company.

Be advised, the founders/shareholders of MPM Technologies and CCI have decided to terminate their association/affiliation/employment with you in all respects effective immediately.

However, given the founders/shareholders’ wish for the termination to be amicable, they are willing to engage in the attached Release and Settlement Agreement. Attached hereto as Appendix A is the proposed Release and Settlement Agreement.

Very truly yours,

DUNN & BLACK, P.S.

/s/ SUSAN C. NELSON
SUSAN C. NELSON

SCN:	sg
cc:	MPM Technologies, Inc.
Carbon Cycle Investments, LLC

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